UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 10, 2009

SMITH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8514	95-3822631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1310 Rankin Road, Houston, Texas 77073
(Address of principal executive offices) (Zip Code)
(281) 433-3370
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 10, 2009, Smith International, Inc., a Delaware corporation (the “Company”), entered into a new 39-month revolving credit facility in the amount of $1.0 billion (the “Facility”) with a group of financial institutions (the “Lenders”). The Facility supplements the $375 million credit facility, which is currently undrawn, between the Company and certain of the Lenders that expires in July 2010. Borrowings under the Facility, which is also currently undrawn, are unsecured and bear interest at the London Interbank Offered Rate (LIBOR) plus 250 basis points. The Facility also includes commitment fees of 37.5 basis points for the undrawn portion. The Facility expires in March 2013. The Company incurred fees of approximately $9.9 million in connection with the Facility which will be amortized over the term of the Facility. The Facility contains customary terms, including leverage ratio covenants and events of default.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 1.02 Termination of a Material Definitive Agreement.
     On December 10, 2009, in connection with entering into the Facility discussed in Item 1.01 above, the Company terminated the $400 million credit facility dated May 5, 2005 between the Company and M-I LLC as borrowers and Comerica Bank as Administrative Agent for the lenders therein (the “2005 Credit Facility”), which was scheduled to expire in May 2010 and was undrawn. Certain of the Lenders in the Facility also participated in the 2005 Credit Facility.
     A copy of the letter of termination of the 2005 Credit Facility is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
10.1	Credit Agreement, dated as of December 10, 2009, among Smith International, Inc. and M-I LLC, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent; Wells Fargo Bank, N.A., as syndication agent; Calyon New York Branch, DNB NOR Bank ASA and Fortis Bank SA/NV, New York Branch, as co-documentation agents; J.P. Morgan Securities Inc., Wells Fargo Securities, LLC, Calyon New York Branch, DNB NOR Bank ASA, as co-lead arrangers; and J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as joint bookrunners.

10.2	Termination Notice related to the $400 Million Smith International, Inc and M-I LLC Revolving Credit Facility dated May 5, 2005 between the Company and M-I LLC as borrowers and Comerica Bank as Administrative Agent for the Lenders therein.

99.1	Press Release dated December 14, 2009 Announcing the New $1.0 Billion Credit Facility.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2009	SMITH INTERNATIONAL, INC.
	By:	/s/ RICHARD E. CHANDLER, JR.
		Name:	Richard E. Chandler, Jr.
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement, dated as of December 10, 2009, among Smith International, Inc. and M-I LLC, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent; Wells Fargo Bank, N.A., as syndication agent; Calyon New York Branch, DNB NOR Bank ASA and Fortis Bank SA/NV, New York Branch, as co-documentation agents; J.P. Morgan Securities Inc., Wells Fargo Securities, LLC, Calyon New York Branch, DNB NOR Bank ASA, as co-lead arrangers; and J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as joint bookrunners.

10.2	Termination Notice related to the $400 Million Smith International, Inc and M-I LLC Revolving Credit Facility dated May 5, 2005 between the Company and M-I LLC as Borrowers and Comerica Bank as Administrative Agent for the Lenders therein.

99.1	Press Release dated December 14, 2009 Announcing the New $1.0 Billion Credit Facility.